SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 12, 2004
                                                 ..............

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                   1-9109               No. 59-1517485
.................................     ............          ....................
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)      File Number)          Identification No.)

880 Carillon Parkway, St. Petersburg, Florida  33716
.........................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                   ..............

_____________________________________________________________

(Former name or former address, if changed since last report.

Item 5.  Other Events

On February 12, 2004 Raymond James Financial, Inc. issued a press release announcing the authorization of a three-for-two stock split and a cash dividend increase. A copy of such press release is attached hereto as Exhibit 99.1

On February 12, 2004 Raymond James Financial, Inc. issued a press release announcing a settlement with SEC, NASD concerning mutual fund breakpoints. A copy of such press release is attached hereto as Exhibit 99.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

    February 12, 2004
        (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Feb. 12, 2004 FOR IMMEDIATE RELEASE

Release No. 1103-10

RAYMOND JAMES FINANCIAL

ANNOUNCES STOCK SPLIT,

CASH DIVIDEND INCREASE

ST. PETERSBURG, Fla. - The board of directors of Raymond James Financial, Inc. has authorized a three-for-two stock split payable March 24, 2004, to shareholders of record March 4, 2004.

This is first time Raymond James Financial has offered a stock split since April 1998, and the sixth time the stock has split three-for-two shares in the 20 years that the investment and financial services firm has been a publicly held company.

The post-split cash dividend will also be increased 17%, from $.06 per share to $.07 per share. The dividend will be payable April 14, 2004, to shareholders of record March 29, 2004.

Raymond James Financial (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have more than 5,000 financial advisors in 2,100 locations throughout the United States and internationally. In addition, its asset management subsidiaries currently manage over $20 billion.

For further information, please contact
Mike White at 727-567-2824.

Please visit the Raymond James Press Center at www.RaymondJames.com/media.

Exhibit 99.2

Feb. 12, 2004 FOR IMMEDIATE RELEASE

Release No. 0104-04

RAYMOND JAMES ANNOUNCES
SETTLEMENT WITH SEC, NASD
CONCERNING MUTUAL FUND BREAKPOINTS

ST. PETERSBURG, Fla. - Almost three months after Raymond James & Associates, Inc. and Raymond James Financial Services, Inc. disclosed that the Securities and Exchange Commission and/or the National Association of Securities Dealers may take action against them for miscalculations in mutual fund breakpoints, the regulatory bodies announced today that only Raymond James Financial Services will be subject to any enforcement proceedings. In connection with such proceedings the firm will be fined $2.595 million, an amount significantly smaller than originally projected.

The global settlement involving Raymond James Financial Services includes more than 15 brokerage firms whose clients did not receive appropriate discounts in connection with the purchase of class A mutual fund shares; seven firms participated in the SEC settlement, and the balance in a settlement with the NASD.

Although only Raymond James Financial Services will be fined, both Raymond James broker/dealers will continue to participate in the industry-wide refund and client claims process. Both firms decided to recompense clients prior to the NASD mandating that firms make refunds.

In November 2002, the SEC and the NASD, together with the New York Stock Exchange, initiated a study of mutual fund commission practices. The general results of that study, which have been publicly reported, indicated pervasive overcharging of commissions due to the improper application of widely disparate discount policies. Subsequently, the industry formed a task force - in conjunction with regulators - to analyze and resolve the issues. The July 2003 Report of the Joint NASD/Industry Task Force on Breakpoints noted that "most breakpoint problems did not appear to be intentional failures to charge correct sales loads." Moreover, the SEC acknowledged in the actions brought today that "because of the large number of mutual funds offering different discounts and employing different criteria for determining breakpoint eligibility, many broker/dealers have experienced operational challenges and other difficulties in assuring that customers consistently receive the applicable discounts."

Indeed, a significant operational challenge was posed to the entire broker/dealer community in accommodating every mutual fund's different criteria for breakpoints. As part of the actions required by regulators, almost 450 securities firms have notified clients that they may be due breakpoint discount refunds, and almost 175 have completed or are completing a comprehensive review of transactions since the beginning of 2001 for possible missed discount opportunities.

Samples of mutual fund trades at Raymond James' broker/dealers, like those conducted by their peers, indicated a disturbingly high error rate, which was surprising to the industry. Raymond James immediately sought to remedy the overcharges and began the analysis necessary to make restitution to clients.

Raymond James also accepts responsibility for not overseeing the process more diligently and supports the regulators' efforts to obtain redress for clients, as well as to implement new systems to deter future occurrences, which is requiring the development of new software and the sharing of information concerning client investments and holdings.

Raymond James has already begun making full refunds, along with interest, to clients who were entitled to lower prices and purchased A shares of mutual fund through the firm since Jan. 1, 2001. Further, the firm will automatically assess all mutual fund A purchases for any account with at least one trade of $2,500 or greater since 1999 to determine eligibility for discounts. This step is beyond what has been required by the NASD. At the same time, Raymond James has sent forms to all clients who purchased mutual fund A shares during the period Jan. 1, 1999, through Dec. 31, 2003, enabling them to submit a claim for any overcharge.

Thomas A. James, Raymond James Financial's chairman and CEO, went on to explain,

"Although we believe that our financial advisers acted in good faith, we should have done a better job. As we previously stated, we are embarrassed by this incident. Our participation in the SEC/NASD settlement reflects that.

"Together with the rest of the industry, Raymond James is committed to improving business practices and obtaining the cooperation of all participants in the distribution of mutual funds, which are an excellent investment vehicle for the investing public," he concluded.

Raymond James Financial (NYSE-RJF) provides financial services to individuals, corporations and municipalities through its three wholly owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have more than 5,000 financial advisors in 2,100 locations throughout the United States and internationally. In addition, its asset management subsidiaries currently over $20 billion.

For further information, please contact
Mike White at 727-567-2824.

Please visit the Raymond James Press Center at www.RaymondJames.com/media.